JOHN HANCOCK FUNDS II

                              SUBADVISORY AGREEMENT


    AGREEMENT made this 17th day of October, 2005, between John Hancock Investment Management Services, LLC, a Delaware limited liability company (the "Adviser"), and MFC Global Investment Management (U.S.A.) Limited, a Canadian corporation (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   APPOINTMENT OF SUBADVISER

    The Subadviser undertakes to act as investment subadviser to, and, subject to the supervision of the Trustees of John Hancock Funds II (the "Trust") and the terms of this Agreement, to manage the investment and reinvestment of the assets of the Portfolios specified in Appendix A to this Agreement as it shall be amended by the Adviser and the Subadviser from time to time (the "Portfolios"). The Subadviser will be an independent contractor and will have no authority to act for or represent the Trust or Adviser in any way except as expressly authorized in this Agreement or another writing by the Trust and Adviser.

2.   SERVICES TO BE RENDERED BY THE SUBADVISER TO THE TRUST

a. Subject always to the direction and control of the Trustees of the Trust, the Subadviser will manage the investments and determine the composition of the assets of the Portfolios in accordance with the Portfolios' registration statement, as amended. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Portfolios, the Subadviser will:

     i. obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Portfolios or are under consideration for inclusion in the Portfolios;

     ii. formulate and implement a continuous investment program for each Portfolio consistent with the investment objectives and related investment policies for each such Portfolio as described in the Trust's registration statement, as amended;

     iii. take whatever steps are necessary to implement these investment programs by the purchase and sale of securities including the placing of orders for such purchases and sales;

     iv. regularly report to the Trustees of the Trust with respect to the implementation of these investment programs; and

     v. provide determinations, in accordance with procedures and methods established by the Trustees of the Trust, of the fair value of securities held by the Portfolios for which market quotations are not readily available for purposes of enabling the Trust's Custodian to calculate net asset value.

b. The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Portfolios (excluding determination of net asset value and shareholder accounting services).

c. The Subadviser will select brokers and dealers to effect all transactions subject to the following conditions: The Subadviser will place all orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Subadviser is directed at all times to seek to execute brokerage transactions for the Portfolios in accordance with such policies or practices as may be established by the Trustees and described in the Trust's registration statement as amended. The Subadviser may pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Subadviser's overall responsibilities with respect to accounts managed by the Subadviser. The Subadviser may use for the benefit of the Subadviser's other clients, or make available to companies affiliated with the Subadviser or to its directors for the benefit of its clients, any such brokerage and research services that the Subadviser obtains from brokers or dealers.

d. The Subadviser will maintain all accounts, books and records with respect to the Portfolios as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act of 1940 (the "Investment Company Act") and Investment Advisers Act of 1940 (the "Investment Advisers Act") and the rules thereunder.

e. The Subadviser shall vote proxies relating to the Portfolio's investment securities in accordance with the Trust's proxy voting policies and procedures, which provide that the Subadviser shall vote all proxies relating to securities held by the Portfolio and, subject to the Trust's policies and procedures, shall use proxy voting policies and procedures adopted by the Subadviser in conformance with Rule 206(4)-6 under the Investment Advisers Act. The Subadviser shall review its proxy voting activities on a periodic basis with the Trustees.

3.   COMPENSATION OF SUBADVISER

     The Adviser will pay the Subadviser with respect to each Portfolio the compensation specified in Appendix A to this Agreement.

4.   LIABILITY OF SUBADVISER

     Neither the Subadviser nor any of its officers or employees shall be liable to the Adviser or Trust for any loss suffered by the Adviser or Trust resulting from any error of judgment made in the good faith exercise of the Subadviser's investment discretion in connection with selecting Portfolio investments except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Subadviser or any of its officers or employees; and neither the Subadviser nor any of its officers or employees shall be liable to the Adviser or Trust for any loss suffered by the

Adviser or Trust resulting from any other matters to which this Agreement relates (i.e., those other matters specified in Sections 2 and 8 of this Agreement), except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from disregard of, the duties of the Subadviser or any of its employees.

5.   SUPPLEMENTAL ARRANGEMENTS

     The Subadviser may enter into arrangements with other persons affiliated with the Subadviser to better enable it to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Subadviser.

6.   CONFLICTS OF INTEREST

     It is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Subadviser as trustees, officers or otherwise; that directors, officers and agents of the Subadviser are or may be interested in the Trust as trustees, officers, shareholders or otherwise; that the Subadviser may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the Certificate of Incorporation of the Subadviser, respectively, or by specific provision of applicable law.

7.   REGULATION

     The Subadviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

8.   DURATION AND TERMINATION OF AGREEMENT

     This Agreement shall become effective with respect to each Portfolio on the later of (i) its execution, (ii) the effective date of the registration statement of the Portfolio and (iii) with respect to each Portfolio except the Money Market Portfolio, the date of the meeting of the shareholders of the Portfolio, at which meeting this Agreement is approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Portfolio. The Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by a majority of the outstanding voting securities of each of the Portfolios, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of that Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement or (b) all the portfolios of the Trust.

     If the shareholders of any Portfolio fail to approve the Agreement or any continuance of the Agreement, the Subadviser will continue to act as investment subadviser with respect to such Portfolio pending the required approval of the Agreement or its continuance or of any contract with the Subadviser or a different adviser or subadviser or other definitive action; provided, that the compensation received by the Subadviser in respect of such Portfolio during such period is in compliance with Rule 15a-4 under the Investment Company Act.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any Portfolio by the vote of a majority of the outstanding voting securities of such Portfolio, on sixty days' written notice to the Adviser and the Subadviser, or by the Adviser or Subadviser on sixty days' written notice to the Trust and the other party. This agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company
Act) or in the event the Advisory Agreement between the Adviser and the Trust terminates for any reason.

9.   PROVISION OF CERTAIN INFORMATION BY SUBADVISER

     The Subadviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

a. the Subadviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b. the Subadviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

c. any change in actual control or management of the Subadviser or the portfolio manager of any Portfolio.

10.  CONSULTATION WITH SUBADVISERS TO OTHER TRUST PORTFOLIOS

     As required by Rule 17a-10 under the Investment Company Act of 1940, the Subadviser is prohibited from consulting with the entities listed below concerning transactions for a Portfolio in securities or other assets:

     1. other subadvisers to a Portfolio

     2. other subadvisers to a Trust portfolio

     3. other subadvisers to a portfolio under common control with the Portfolio

11.  AMENDMENTS TO THE AGREEMENT

     This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of each of the Portfolios affected by the amendment and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the amendment or (b) all the portfolios of the Trust.

12.  ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement of the parties.

13.  HEADINGS

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

14.  NOTICES

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

15.  SEVERABILITY

     Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

16.  GOVERNING LAW

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

17.  LIMITATION OF LIABILITY

     The Agreement and Declaration of Trust, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name " John Hancock Funds II" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of the Trust or any portfolio thereof, but only the assets belonging to the Trust, or to the particular Portfolio with respect to which such obligation or claim arose, shall be liable.

18.  CONFIDENTIALITY OF TRUST PORTFOLIO HOLDINGS

     The Subadviser agrees to treat Trust portfolio holdings as confidential information in accordance with the Trust's "Policy Regarding Disclosure of Portfolio Holdings," as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information.

19.  COMPLIANCE

     Upon execution of this Agreement, the Subadviser shall provide the Adviser with the Subadviser's written policies and procedures ("Compliance Policies") as required by Rule 206(4)-7 under the Investment Advisers Act. Throughout the term of this Agreement, the Subadviser shall promptly submit to the Adviser: (i) any material changes to the Compliance Policies, (ii) notification of the commencement of a regulatory examination of the Subadviser and documentation describing the results of any such examination and of any periodic testing of the Compliance Policies, and (iii) notification of any material compliance matter that relates to the services provided by the Subadviser to the Trust including but not limited to any material violation of the Compliance Policies or of the Subadviser's code of ethics and/or related code. Throughout the term of this Agreement, the Subadviser shall provide the Adviser with any certifications, information and access to personnel and resources (including those resources that will permit testing of the Compliance Policies by the Adviser) that the Adviser may reasonably request to enable the Trust to comply with Rule 38a-1 under the Investment Company Act.

         (THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                    JOHN HANCOCK INVESTMENT MANAGEMENT
                                    SERVICES, LLC
                                    By:      John Hancock Life Insurance Company
                                             (U.S.A.), Managing Member



                                    By:      /s/John D. DesPrez III


                                    Name:    John D. DesPrez III
                                    Title:   Chairman



                                    MFC GLOBAL INVESTMENT MANAGEMENT
                                    (U.S.A.) LIMITED



                                    By:      /s/Gordon R. Pansegrau

                                    Name:    Gordon R. Pansegrau
                                    Title:   General Counsel, Secretary and
                                              Chief Compliance Officer

                                   APPENDIX A


     The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Subadviser Fee"):

Portfolio                                   Aggregate Net Assets*

Emerging Growth Fund                                0.350%

                                                                                Between
                                                          First              $1.5 billion            Excess Over
                                                      $1.5 billion          and $7.5billion         $7.5 billion
                                                    of Aggregate Net         of Aggregate           of Aggregate
Portfolio                                                Assets*              Net Assets*            Net Assets*

Lifestyle Aggressive 1000 Fund                           0.050%                 0.0265%                0.0165%

Lifestyle Growth 820 Fund                                0.050%                 0.0265%                0.0165%

Lifestyle Balanced 640 Fund                              0.050%                 0.0265%                0.0165%

Lifestyle Moderate 460 Fund                              0.050%                 0.0265%                0.0165%

Lifestyle Conservative 280 Fund                          0.050%                 0.0265%                0.0165%

                                                          First               Excess Over
                                                      $500 million           $500 million
                                                      of Aggregate           of Aggregate
Portfolio                                              Net Assets*            Net Assets*

Pacific Rim Fund                                         0.350%                 0.250%

                                                         First               Excess Over
                                                      $50 million            $50 million
                                                     of Aggregate           of Aggregate
Portfolio                                             Net Assets*            Net Assets*

Quantitative All Cap Fund                               0.300%                 0.250%

                                                         First               Excess Over
                                                     $200 million           $200 million
                                                     of Aggregate           of Aggregate
Portfolio                                             Net Assets*            Net Assets*

Quantitative Mid Cap Fund                               0.300%                 0.200%

                                                                                Between
                                                          First              $500 million            Excess Over
                                                      $500 million           and $1billion           $1 billion
                                                      of Aggregate           of Aggregate           of Aggregate
Portfolio                                              Net Assets*            Net Assets*            Net Assets*

Quantitative Value Fund                                  0.250%                 0.200%                 0.150%

                                                         First               Excess Over
                                                     $500 million           $500 million
                                                     of Aggregate           of Aggregate
Portfolio                                             Net Assets*            Net Assets*

500 Index Fund B                                        0.020%                 0.010%

Money Market Fund B                                     0.050%                 0.020%

Money Market Fund                                       0.050%                 0.020%

                                                                                Between
                                                          First              $250 million            Excess Over
                                                      $250 million        and $500million of        $500 million
                                                      of Aggregate             Aggregate            of Aggregate
Portfolio                                              Net Assets*            Net Assets*            Net Assets*

Small Cap Index Fund                                     0.040%                 0.030%                 0.010%

Mid Cap Index Fund                                       0.040%                 0.030%                 0.010%

Total Stock Market Index Fund                            0.040%                 0.030%                 0.010%

500 Index Fund                                           0.020%                 0.020%                 0.010%

*The term Aggregate Net Assets includes the net assets of a Portfolio of the Trust. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

Trust Portfolio(s)                                   Other Portfolio(s)
-----------------                                    ------------------

Lifestyle Aggressive 1000 Fund             --        Lifestyle Growth 820 Trust

                                                     Lifestyle Balanced 640 Trust

                                                     Lifestyle Moderate 460 Trust

                                                     Lifestyle Conservative 280 Trust,
                                                     each a series of John Hancock Funds II and


                                                     Lifestyle Aggressive Trust

                                                     Lifestyle Growth Trust

                                                     Lifestyle Balanced Trust

Trust Portfolio(s)                                   Other Portfolio(s)
-----------------                                    ------------------
Lifestyle Aggressive 1000 Fund (continued            Lifestyle Moderate Trust

                                                     Lifestyle Conservative Trust,
                                                     each a series of John Hancock Trust

Lifestyle Growth 820 Fund                            Lifestyle Aggressive 1000 Trust

                                                     Lifestyle Balanced 640 Trust

                                                     Lifestyle Moderate 460 Trust

                                                     Lifestyle Conservative 280 Trust,
                                                     each a series of John Hancock Funds II and


                                                     Lifestyle Aggressive Trust

                                                     Lifestyle Growth Trust

                                                     Lifestyle Balanced Trust

                                                     Lifestyle Moderate Trust

                                                     Lifestyle Conservative Trust, each a series of John
                                                     Hancock Trust

Lifestyle Balanced 640 Fund                          Lifestyle Aggressive 1000 Trust

                                                     Lifestyle Growth 820 Trust

                                                     Lifestyle Moderate 460 Trust

                                                     Lifestyle Conservative 280 Trust,
                                                     each a series of John Hancock Funds II and


                                                     Lifestyle Aggressive Trust

                                                     Lifestyle Growth Trust

                                                     Lifestyle Balanced Trust

                                                     Lifestyle Moderate Trust

                                                     Lifestyle Conservative Trust, each a series of John
                                                     Hancock Trust

Lifestyle Moderate 460 Fund                          Lifestyle Aggressive 1000 Trust

                                                     Lifestyle Growth 820 Trust

                                                     Lifestyle Balanced 640 Trust

                                                     Lifestyle Conservative 280 Trust,
                                                     each a series of John Hancock Funds II and


                                                     Lifestyle Aggressive Trust

                                                     Lifestyle Growth Trust

                                                     Lifestyle Balanced Trust

                                                     Lifestyle Moderate Trust

                                                     Lifestyle Conservative Trust, each a series of John
                                                     Hancock Trust

Trust Portfolio(s)                                   Other Portfolio(s)
-----------------                                    ------------------
Lifestyle Conservative 280 Fund                      Lifestyle Aggressive 1000 Trust

                                                     Lifestyle Growth 820 Trust

                                                     Lifestyle Balanced 640 Trust

                                                     Lifestyle Moderate 460 Trust ,
                                                     each a series of John Hancock Funds II and


                                                     Lifestyle Aggressive Trust

                                                     Lifestyle Growth Trust

                                                     Lifestyle Balanced Trust

                                                     Lifestyle Moderate Trust

                                                     Lifestyle Conservative Trust,
                                                     each a series of John Hancock Trust.

Pacific Rim Fund                                     Pacific Rim Trust, a series of John Hancock Trust

Quantitative All Cap Fund                            Quantitative All Cap Trust, a series of John Hancock
                                                     Trust

Quantitative Mid Cap Fund                            Quantitative Mid Cap Trust, a series of John Hancock
                                                     Trust

Quantitative Value Fund                              Quantitative Value Trust, a series of John Hancock Trust

Quantitative Equity Fund                             Quantitative Equity Trust, a series of John Hancock
                                                     Trust

500 Index Fund B                                     500 Index Trust B, a series of John Hancock Trust

Money Market Index Fund B                            Money Market Index Trust B, a series of John Hancock
                                                     Trust

Money Market Fund                                    Money Market Trust , a series of John Hancock Trust

Small Cap Index Fund                                 Small Cap Index Trust , a series of John Hancock Trust

Mid Cap Index Fund                                   Mid Cap Index Trust, a series of John Hancock Trust

Total Stock Market Index Fund                        Total Stock Market Index Trust, a series of John
                                                     Hancock Trust

500 Index Fund                                       500 Index Trust , a series of John Hancock Trust

     The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The
Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.